*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on April 27, 2011

CAPITALSOURCE INC.

CAPITALSOURCE INC.
5404 WISCONSIN AVENUE, 2ND FLOOR
CHEVY CHASE, MD 20815

Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 03, 2011
Date: April 27, 2011       Time: 8:00 AM PDT

Location:	Hilton Checkers Los Angeles 535 South Grand Avenue Los Angeles, CA 90071
You are receiving this communication because you hold shares in the above named company.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —
How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
1.  Notice & Proxy Statement      2.  Form 10-K
How to View Online:
Have the information that is printed in the box marked by the arrow   è   XXXX XXXX XXXX      (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow   è   XXXX XXXX XXXX      (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 13, 2011 to facilitate timely delivery.
—  How To Vote  —
Please Choose One of The Following Voting Methods
Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow   è   XXXX XXXX XXXX      available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors Nominees
01	Frederick W. Eubank, II 02 Timothy M. Hurd 03 Steven A. Museles

The Board of Directors recommends you vote FOR proposals 2 and 3.

2	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for 2011.

3	An advisory vote on the compensation of our named executive officers.

The Board of Directors recommends you vote FOR 1 YEAR on the following:

4	An advisory vote on the frequency of holding future advisory votes on the compensation of our named executive officers.

NOTE: THE PROXIES are authorized to vote in their discretion upon such other business, if any, as may properly come before the meeting.